FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.
                                      20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            INDUSTRIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                 TEXAS                                    76-0289495
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

      7135 ARDMORE, HOUSTON, TEXAS                         77054
(Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                            Name of each exchange on which
  to be so registered                            each class is to be registered

  Class C Redeemable Common
  Stock Purchase Warrants                        Nasdaq National Market

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                CLASS C REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                                (Title of class)

                                (Title of class)

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        This registration statement relates to the registration with the Securities and Exchange Commission of Class C Redeemable Common Stock Purchase Warrants (the "Class C Warrants") of Industrial Holdings, Inc. (the "Company"). The description of the Class C Warrants to be registered set forth under the caption "Description of Securities--Warrants" in the Company's Registration Statement on Form S-1 Registration No. 333-13323 ("Registration Statement") is incorporated herein by reference.

Item 2. EXHIBITS

        1. Specimen of Class C Redeemable Common Stock Purchase Warrant Certificate. Exhibit 4.4 to the Company's Registration Statement is incorporated herein by this reference.

        2.1 Amended and Restated Articles of Incorporation of the Company.
            Exhibit 3.1 to the Company's Registration Statement is incorporated herein by this reference.

        2.2 Amended and Restated Bylaws of the Company. Exhibit 3.2 to the Company's Registration Statement is incorporated herein by this reference.

                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            Industrial Holdings, Inc.

Dated:  November 1, 1996                    By: /s/ CHRISTINE A. SMITH
                                                    Christine A. Smith
                                                    Vice President and Chief
                                                      Financial Officer